MassRoots to Host Shareholder Conference Call

on October 19, 2017

DENVER, Oct. 18, 2017 /PRNewswire/ -- MassRoots, Inc. (OTCQB:MSRT), one of the leading technology platforms for the cannabis industry, will hold a shareholder conference call hosted by the management team and Isaac Dietrich to discuss the Company's business outlook:

What: MassRoots Business Update and Q&A
Date: Thursday, October 19, 2017
Time: 4:30pm Eastern Daylight Time
Dial-in Number: (888) 750-3467
Conference Code: 3694738

Questions for MassRoots' management may be submitted prior to the call to ir@massroots.com.

About MassRoots

MassRoots, Inc. is one of the leading technology platforms for the regulated cannabis industry. Powered by more than one million registered users, the Company's mobile apps empower consumers to make educated cannabis purchasing decisions through community-driven reviews. Its compliance and point-of-sale system, MassRoots Retail, enables cannabis-related businesses to streamline their retail operations and manage compliance reporting to state regulators. With a significant market share of medical cannabis patients in certain markets and more than 25,000 shareholders, the Company believes it is uniquely positioned to best serve the needs of the cannabis industry. For more information, please visit MassRoots.com/Investors and MassRoots, Inc.'s filings with the U.S. Securities and Exchange Commission.

Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, forward-looking statements can be identified by terminology such as "may," "should," "potential," "continue," "expects," "anticipates," "intends," "plans," "believes," "estimates," "encouraged" and similar expressions and include statements regarding the Company being uniquely positioned to best serve the needs of the cannabis industry. The forward-looking statements are based on management's expectations and assumptions as of the date of this press release and are subject to a number of risks and uncertainties, many of which are difficult to predict that could cause actual results to differ materially from current expectations and assumptions from those set forth or implied by any forward-looking statements. Important factors that could cause actual results to differ materially from current expectations include, among others, our ability to best serve the needs of the cannabis industry, our ability to execute our business strategy, the on-going effects of the enactment of legislation relating to the production of and the commercialization of cannabis products and the other factors described in our filings with the SEC. The information in this release is provided only as of the date of this release, and we undertake no obligation to update any forward-looking statements contained in this release based on new information, future events, or otherwise, except as required by law.

SOURCE MassRoots, Inc.

Related Links

http://www.MassRoots.com